                                                                     EXHIBIT 1.1





                  General American Transportation Corporation

                         $650,000,000 Medium-Term Notes
                          Due From Nine Months or More
                               From Date of Issue

                            Selling Agency Agreement


                                                          _____________ __, 1994


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020


Dear Sirs:

         General American Transportation Corporation (the "Company"), a New York corporation and a wholly owned subsidiary of GATX Corporation (the "Parent"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $650,000,000 aggregate principal amount of its Medium-Term Notes, Series E, Due Nine Months or more from Date of Issue (the "Notes"). The Notes will be issued under an indenture dated as of October 1, 1987, as supplemented pursuant to the First Supplemental Indenture thereto dated as of May 15, 1988, the Second Supplemental Indenture thereto dated as of March 15, 1990 and the Third Supplemental Indenture thereto dated as of June 15, 1990, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee") (such indenture as so supplemented is hereinafter called the "Indenture"). The Notes will be issued in minimum denominations of U.S. $100,000 for Certificated Notes (as hereinafter defined) and $1,000 for Book-Entry Notes (as hereinafter defined) and in denominations exceeding such amount by integral multiples of U.S. $1,000, and if denominated in a currency other than U.S. dollars, the equivalent in such other currency (the "Specified Currency") as determined in the Indenture, of U.S. $100,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any larger amount that is an integral multiple of 1,000 units of such Specified Currency, will be issued only in fully registered form, and will be issued in the currency or currency unit and will have the maturities, annual interest rates (whether fixed or floating), redemption provisions and other terms set forth in a pricing supplement (the "Pricing Supplement") to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A or such other procedures agreed upon in writing from time to time by each Agent and the Company after notice to, and in the case of procedures which affect the rights, duties or obligations of the Trustee, with the approval of, the Trustee (the "Procedures"). For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to any of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent as set forth below in this Section 1. Certain terms used in this Section 1 and elsewhere in this Agreement are defined in paragraph (l) hereof.

               (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 33-33073) and a registration statement on such Form (File Number: 33-_____), including a basic prospectus in accordance with Rule 429, which have each become effective, for the registration under the Act of $650,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The Company has included in such registration statements, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) and Rule 429 under the Act, a supplement to the form of prospectus included in such registration statements relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) and Rule 429 under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.





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               (b)    As of the Execution Time, on the Effective Date, when any
         supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a
         "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
         (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

               (c) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Notes and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or of any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or of any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; and, except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the Indenture.

               (d) Except as described in the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects or will materially affect the business, properties, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole since the dates as of which information is given in the Registration Statement and the Prospectus.

               (e) Ernst & Young, whose reports have been incorporated by reference or included in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the rules and regulations thereunder. (The term "Ernst & Young" when used in this Agreement shall include any successor independent accounting firm of recognized national standing that has served or shall serve as the Company's independent public accountants.)

               (f)    As of the time any Notes are issued and sold hereunder
         (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, (ii) the Notes will have been duly authorized, executed, authenticated and, upon payment therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, and (iii) the Indenture conforms and the Notes will conform to the descriptions thereof contained in the Prospectus.

               (g) Each of the Company and its subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and has power and authority necessary to own or hold its property and to conduct the business in which it is engaged.

               (h) Except as described in the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change in the business, properties, condition





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         (financial or other), results of operations or prospects of the
         Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement.

               (i) The financial statements filed as part of the Registration Statement or included in the Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the effectiveness of this Agreement, fairly, the financial condition and results of operations of the Company and its subsidiaries taken as a whole, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the effectiveness of this Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (j) The documents incorporated by reference into the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the effectiveness of this Agreement, prepared by the Company in conformity with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the effectiveness of this Agreement, timely filed as required thereby.

               (k) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the rules and regulations of the Commission under the Act and the Exchange Act as required.





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               (l)    The terms which follow, when used in this Agreement,
         shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statements referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415", "Rule 424" and "Rule 429" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

               (m) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, and to the reservation by the Company of the right to sell, solicit, and accept offers to





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
purchase Notes directly on its own behalf, the Company hereby authorizes each Agent to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

         On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company (other than by reason of such Agent's failure to discharge its obligations hereunder) in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

         Unless otherwise agreed between the Company and such Agent, the Company agrees to pay each Agent a commission in U.S. dollars, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

         Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by each Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time sell Notes otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase Notes through any agents other than the Agents. It is understood that if from time to time the Company is approached by a prospective agent offering a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement and





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
(ii) the Agents are given notice of such purchase before it is consummated.

         Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of all or part of the Notes of the Company upon five business days' prior notice to such Agents as are at such time parties to this Agreement; provided, however, that any Additional Agent shall execute this Agreement and become a party hereto and thereafter the term Agent as used in this Agreement shall mean the Agents and such Additional Agent. At such time, the Additional Agent shall specify its requirements for the delivery of certificates, letters and opinions as are set forth in Section 5 hereof.

         If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

         (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determines that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either a written agreement or an oral agreement between the Agent and the Company, confirmed in writing by such Agent to the Company within one business day thereafter) is herein referred to as a "Terms Agreement." Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the currency or currency unit in which such Note shall be denominated, the maturity date of such Notes, the rate at which interest will be paid on such Notes, whether such rate of interest shall be fixed or floating, the dates on which interest will be paid on such Notes and the record date with the respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of such Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, the certificates from the Company or its officers or a letter from the Company's independent public accountants as described in
Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m) hereof. Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.





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
         Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

         Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

         3. Offering Procedure. (a) Unless otherwise agreed between the Company and each Agent, each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent (unless such offer is rejected by such Agent in accordance herewith) on terms previously communicated by the Company to such Agent, and unless otherwise agreed between the Company and each Agent, the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason.

         (b) Unless otherwise agreed between the Company and each Agent, each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         4.    Agreements.  The Company agrees with each of you that:

               (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing





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
         and will not file any such proposed amendment or supplement to which either of you may reasonably object. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any facts or events arise which, individually or in the aggregate, would represent a material change in the information set forth in the Registration Statement or the Prospectus, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will
         (i) immediately notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (ii) promptly prepare and file with the Commission, subject to the first sentence of paragraph
         (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) promptly supply any such amended or supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with





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
         the preparation or filing of such amendment or supplement, are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

               (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of
         (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of an intended or potential change in any such rating that does not indicate the direction of the intended or potential change, as soon as the Company learns of any such decrease or notice.

               (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (e) The Company will furnish to each of you and to your counsel, without charge, copies of the Registration Statement (including exhibits thereto), and each amendment to the Registration Statement (including solely in the case of each of you, when filed with the Commission, all documents incorporated by reference therein) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

               (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes,





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
         and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

               (g) The Company shall furnish to each of you and your counsel, such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

               (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, and (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) reasonably incurred by you in connection with this Agreement, and (iii) be responsible for the reasonable fees and disbursements of your counsel incurred heretofore or hereafter in connection with this Agreement.

               (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other

         Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

               (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to an offering of Securities other than the Notes or (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of Notes being sold under this Agreement), to the extent any of you so requests, the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company signed by the President or any Vice President (in the financial area) and the principal financial or accounting officer or the Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate that was last furnished to you pursuant to either Section 5(e) or this
         Section 4(j) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

               (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to an offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of Notes being sold under this Agreement or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of this clause (iii), in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), to the extent that any of you so requests, the Company shall furnish or cause to be furnished promptly to each of you a written opinion or opinions of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinions referred to in Sections 5(b) and (c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinions will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

               (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, to the extent any of you so requests, the Company shall cause Ernst & Young promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements included in such amendment or supplement, unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of any of you, such letter should cover such other information.

               (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance in the United States of securities denominated in the same currency or currency unit as specified in the applicable Terms Agreement and which
         (i) in the case of a Terms Agreement relating to Notes with a maturity of seven years or less, have a maturity of from greater than nine months to ten years, or (ii) in the case of a Terms Agreement relating to Notes with a maturity of more than seven years, have a maturity of from seven to twenty years.

         5. Conditions to the Obligations of the Agents. The obligations of any Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Company shall have furnished to such Agent the opinion or opinions of the general counsel of the Company or other counsel of or to the Company acceptable to such Agent, dated the Execution Time to the effect that:

                      (i) each of the Company and its subsidiaries (excluding subsidiaries which, considered in the aggregate, would not constitute a "significant subsidiary" under Commission Regulation S-X) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure so to qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (ii) the Company's authorized equity capitalization is as set forth in the Prospectus;

                  (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                   (iv) neither the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of or constitute a default under, the Articles of Incorporation or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which any of them are bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                      (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters;

                   (vi) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period prescribed by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and no facts have come to the attention of such counsel which cause them to believe that at the Effective Date or at the Execution Time the Registration Statement (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                      (vii) this Agreement has been duly authorized, executed and delivered by the Company.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

               (c) The Company shall have furnished to such Agent the opinion of Mayer, Brown & Platt, counsel for the Company, dated the Execution Time to the effect that:

                      (i) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Notes have been duly authorized and, when the terms and forms thereof have been established and the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Indenture conforms and the Notes will conform to the descriptions thereof in the Prospectus;

                   (ii) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period prescribed by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than material incorporated by reference therein and the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and no facts have come to the attention of such counsel which cause them to believe that at the Effective Date or at the Execution Time the Registration Statement (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (iii) the opinions of such counsel expressed or referred to under "United States Taxation" in the Prospectus are confirmed.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the date such opinion is rendered.

               (d) Such Agent shall have received from Winston & Strawn, counsel for the Agents, such opinion or opinions, dated the Execution Time with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (e) The Company shall have furnished to such Agent a certificate of the Company, signed by the President or any Vice President (in the financial area) and the principal financial or accounting officer or the Treasurer of the Company, dated the Execution Time, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                   (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the business, properties, condition (financial or other), results of operations or, to the best of their knowledge, the prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (f) At the Execution Time, Ernst & Young shall have furnished to such Agent a letter or letters (which may refer to letters previously delivered to such Agent), dated as of the Execution Time, in form and substance satisfactory to such Agent, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                      (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                   (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors of the Company and standing committees thereof; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                               (1)     any unaudited financial statements
                      included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                               (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the advances to, investments in or receivables from related parties, or in the capital stock or long term debt of the Company and its subsidiaries or any decreases in the shareholders' equity of the Company or consolidated net current assets or net assets as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net operating revenues or in income before income taxes and net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter; or

                               (3) the amounts included in any unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

               References to the Registration Statement and the Prospectus in this paragraph (f) include any amendment thereof or supplement thereto at the date of the letter.

               (g) Prior to the Execution Time, the Company shall have furnished to such Agent such further information, certificates and documents as such Agent may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agent and its counsel, this Agreement and all obligations of such Agent hereunder may be canceled at any time by such Agent.

Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 5 shall be delivered at the office of Mayer, Brown & Platt, counsel for the Company, at 190 South LaSalle Street, Chicago, Illinois, on the date hereof.

         6. Conditions to Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated in a manner consistent with Section 5 hereof,
         (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinions of the general counsel of the Company and other counsel of or to the Company, dated as of the Closing Date, to the effect set forth in Sections 5(b) and (c), (iii) the opinion of Winston & Strawn, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d) and (iv) the letter of Ernst & Young, dated as of the Closing Date, to the effect set forth in Section 5(f).

               (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7. Reimbursement of the Agent's Expenses. If any condition to the obligations of any Agent set forth in Section 5 hereof is not satisfied, if any condition to the obligations of a Purchaser set forth in Section 6 hereof is not satisfied, if any termination pursuant to Section 9 hereof shall occur or in the case of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by such Agent, the Company will reimburse such Agent upon demand for all expenses that shall have been incurred by such Agent pursuant to
Section 4(h) hereof in connection with this Agreement.

         8.    Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless each of you, the directors, officers, employees and agents of each of you and each person who controls either of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you specifically for inclusion therein, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where (A) such delivery is required by the Act, (B) the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented) and (C) if a copy of such Prospectus (or the Prospectus as supplemented) had been so sent or given, such delivery would have cured the defect giving rise to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each of you agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth under the heading "Plan of Distribution" in the Prospectus constitutes the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements with respect to you are correct.

         (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified parties shall have the right to employ one separate counsel and one local counsel for all such indemnified parties in such action, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel and local counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ such counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated at any time by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. This Agreement may be terminated as to one or more of the Agents, and to the extent not terminated with respect to any Agent, this Agreement shall remain in full force and effect as between the Company and any such Agent. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(h),
Section 7, Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 11 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

         (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for any Note to be purchased thereunder, if prior to such time (i) trading in the Company's or the Parent's securities shall have been suspended by the Commission, trading in the Parent's securities shall have been suspended by the New York Stock Exchange or the Midwest Stock
Exchange or trading in securities generally on the New York Stock

Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities or, in the case of Notes denominated in other than U.S. dollars, by the authorities of the country of the currency in which such Notes are so denominated, (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Purchaser, impracticable to market such Notes, (iv) there shall have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of any review of or possible change in any such rating that does not indicate the direction of the possible change or (v) there shall have been any change, or any development involving a prospective change, in or affecting the business, properties, condition (financial or other) or results of operation of the Company and its subsidiaries taken as a whole, the effect of which is, in the reasonable judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to market the Notes.

         10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h), 7 and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 11 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall notify the Company that it continues to own Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until the earlier of
(a) the date on which such Notes are sold by the Purchaser and (b) the date which is 90 days after the termination of the Agreement.

         11.   Right of Person Who Agreed to Purchase To Refuse To Purchase.
(a) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

         (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the reasonable judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 11(b) and Section 9(b)).

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Treasurer.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 11, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                                 *  *  *  *  *

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the acceptance by each of you shall represent a binding agreement among the Company and each of you.

                                        Very truly yours,

                                        General American Transportation
                                        Corporation


                                        By_________________________________

                                        Its________________________________


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Salomon Brothers Inc

By____________________________

Its___________________________



Morgan Stanley & Co. Incorporated

By____________________________

Its___________________________

                                   SCHEDULE I

Commissions:

               The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

               Term                                   Commission Rate
               ----                                   ---------------
From     9 months to less than 1 year...........      .125%
From     1 year to less than 18 months..........      .150%
From     18 months to less than 2 years.........      .200%
From     2 years to less than 3 years...........      .250%
From     3 years to less than 4 years...........      .350%
From     4 years to less than 5 years...........      .450%
From     5 years to less than 6 years...........      .500%
From     6 years to less than 7 years...........      .550%
From     7 years to less than 10 years..........      .600%
From     10 years to less than 15 years.........      .625%
From     15 years to less than 20 years.........      .700%
From     20 years to less than 30 years.........      .750%

Terms of 30 years and greater shall be negotiated at the time of sale.

               Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.


Address for Notice to you:

               Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention: Medium-Term Note Department. Copies of pricing supplements should be provided to Salomon Brothers Inc at 8800 Hidden River Parkway, Tampa, Florida 33637, Attention:
Enrico Castro. Certificated Note stubs should be provided to The Bank of New York, One Wall Street, Third Floor, New York, New York, 10005, Attention:
Dealer Clearance.

               Notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1221 Avenue of the Americas, New York, New York 10020, Attention:
Continuously Offered Products Group, with a copy to Manager, Credit Department, at 1251 Avenue of the Americas, New York, New York 10020.

                                                                       EXHIBIT A


                  General American Transportation Corporation

             MEDIUM-TERM NOTES, SERIES E, ADMINISTRATIVE PROCEDURES

                                  ___________

                                                                   _______, ____


                        The administrative procedures and specific terms of the offering of Medium-Term Notes, Series E (the "Notes"), on a continuous basis by General American Transportation Corporation ("the Company") pursuant to the Selling Agency Agreement, dated as of _______, ____ (the "Agency Agreement") among the Company, Salomon Brothers Inc and Morgan Stanley & Co. Incorporated (each an "Agent" and collectively, the "Agents") are explained below. In the Agency Agreement, the Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account pursuant to the terms and settlement details of a terms agreement entered into between the Company and such Agent, as contemplated by the Agency Agreement between them. The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission").

                        Each Note will be issued under an indenture dated as of October 1, 1987, as supplemented by the First Supplemental Indenture thereto, dated as of May 15, 1988, the Second Supplemental Indenture thereto, dated as of March 15, 1990 and the Third Supplemental Indenture thereto, dated as of June 15, 1990, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee") (such indenture as so supplemented is hereinafter called the "Indenture"). Notes will bear interest at either fixed rates ("Fixed Rate Notes") or floating rates ("Floating Rate Notes"). The Notes may be issued as indexed notes ("Indexed Notes") the principal amount of which, payable at maturity, is determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors. Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such a Note.

                        The Trustee will act as Paying Agent for the payment of principal of and premium, if any, and interest on the Notes and will perform, as Paying Agent, unless otherwise specified, the other duties specified herein. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Parts I and III hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Parts II and III hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, as applicable, shall control.


            PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES.

               In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of March 10, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                         On any date of settlement (as defined under
                                  "Settlement" below) for one or more
                                  Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $150,000,000 principal amount of all such Book-Entry Notes that have the same Stated Maturity, redemption, repayment and extension provisions (if any), Interest Payment Dates, Interest Payment
                                  Period, Regular Record Dates, Original Issue
                                  Date, Original Issue Discount Provisions, redemption, repayment and extension provisions (if any), and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest
                                  Reset Period, Interest Reset Dates, Spread or
                                  Spread Multiplier (if any), minimum interest rate (if any), and maximum interest rate (if any), or, in the case of Indexed Notes, Denominated Currency, Indexed Currency, Face
                                  Amount and Base Exchange Rate, and in each case any other relevant terms (collectively, the "Terms") . Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security, and (ii) following a consolidation of Global
                                  Securities, with respect to the Global
                                  Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. Book-Entry
                                  Notes may be denominated and payable only in U.S. dollars. No Global Security will represent (i) both Fixed Rate and Floating
                                  Rate Book-Entry Notes or (ii) any
                                  Certificated Note.

Identification
Numbers: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to the Trustee and DTC such written list of 150 CUSIP numbers of such series.
                                  The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:                     Global Securities will be issued only in
                                  fully registered form without coupons.
                                  Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                  Participants, a credit balance with respect to such beneficial owner in such Book-Entry
                                  Note in the account of such Participants.
                                  The ownership interest of such beneficial owner (or such Participant) in such Book-
                                  Entry Note will be recorded through the
                                  records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                        Transfers of a Book-Entry Note will be
                                  accomplished by book entries made by
                                  DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                        The Trustee may deliver to DTC and the CUSIP
                                  Service Bureau at any time a written
                                  notice of consolidation (a copy of which shall be attached to the resulting Global
                                  Security described below) specifying (i) the CUSIP numbers of two or more outstanding
                                  Global Securities that represent (A) Fixed
                                  Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (C) Indexed
                                  Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment
                                  Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement
                                  Global Security. Upon receipt of such a notice, DTC will send to its participants
                                  (including the Trustee) a written
                                  reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global
                                  Securities for a single Global Security
                                  bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Securities and an additional
                                  Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                                  "Denominations" below).

Maturities:                       Each Book-Entry Note will mature on a date
                                  not less than nine months after the
                                  settlement date for such Note. A Floating
                                  Rate Book-Entry Note will mature only on an Interest Payment Date for such Note. Any
                                  Book-Entry Note denominated in Pounds
                                  Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date.

Denominations:                    Book-Entry Notes will be issued in principal
                                  amounts of $1,000 or any amount in
                                  excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more
                                  Book-Entry Notes having an aggregate
                                  principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each

                                  $150,000,000 principal amount of such
                                  Book-Entry Note or Notes and an additional
                                  Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                         General.  Interest, if any, on each
                                  Book-Entry Note will accrue from the
                                  original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency
                                  Agreement), as supplemented by the applicable
                                  Pricing Supplement relating to such Book
                                  Entry Note.  Unless otherwise specified
                                  therein, each payment of interest on a
                                  Book-Entry Note will include interest accrued to but excluding the Interest Payment Date
                                  (provided that, in the case of Floating Rate
                                  Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest to but excluding the Regular Record
                                  Date immediately preceding the Interest
                                  Payment Date) or to but excluding Maturity
                                  (other than a Maturity of a Fixed Rate
                                  Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).
                                  Interest payable at the Maturity of a
                                  Book-Entry Note or upon earlier redemption or repayment will be payable to the Person to whom the principal of such Note is payable.
                                  Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure
                                  "C" below in order to include the amount of any interest payable and certain other information regarding the related Global
                                  Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                                  Corporation.

                                  Regular Record Dates.  The Regular
                                  Record Date with respect to any Interest
                                  Payment Date shall be the date fifteen
                                  calendar days immediately preceding such
                                  Interest Payment

                                  Date, whether or not such date is a
                                  Business Day.

                                  Interest Payment Date on Fixed Rate
                                  Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on June 15 and December 15 of each year and at Maturity or upon earlier redemption or repayment; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date; provided, further, that if an Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                                  Interest Payment Date on Floating Rate
                                  Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding
                                  Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                                  Notice of Interest Payment and Regular
                                  Record Dates.  On the first Business Day of
                                  January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Trustee, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of
Interest:                         Fixed Rate Book-Entry Notes.  Interest on
                                  Fixed Rate Book-Entry Notes (including
                                  interest for partial periods) will be
                                  calculated on the basis of a 360-day year of twelve thirty-day months. (Examples of interest calculations are as follows: The period from August 15, 1990, to February 15,
                                  1991, equals 6 months and 0 days, or 180 days;
                                  the interest payable equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from September
                                  17, 1990, to February 15, 1991, equals 4
                                  months and 28 days, or 148 days; the interest payable equals 148/360 times the annual rate of interest times the principal amount of the Note.) Notwithstanding the foregoing, in the case of any Fixed Rate Book-Entry Note issued on the thirty-first day of a month, the interest calculation shall include such thirty-first day.

                                  Floating Rate Book-Entry Notes.
                                  Interest rates on Floating Rate Book-Entry
                                  Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:                         Payment of Interest Only.  Promptly after
                                  each Regular Record Date, the Trustee
                                  will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global
                                  Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's
                                  Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date
                                  (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                                  Payments at Maturity.  On or about the
                                  first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at Stated Maturity or on a Redemption or Repayment Date or otherwise in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or Redemption or Repayment Date of such Global Security. On or before Maturity or such Redemption or Repayment Date, as the case may be, the Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity or such Redemption or Repayment Date, as the case may be. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of, or Redemption or Repayment Date relating to, a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity or Redemption or Repayment Date, as the case may be. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day. If the Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                                  Manner of Payment.  The total amount of
                                  any principal and interest due on Global
                                  Securities on any Interest Payment Date or at Maturity or upon earlier redemption or repayment shall be paid by the Company to the Trustee in immediately available funds not later than 9:30 A.M. (New York City time) for use by the Trustee on such date. The Company will make such payment on such Global Securities by wire transfer to the Trustee or by instructing the Trustee to debit the account of the Company maintained with the Trustee. The Company will confirm such wire transfer instructions in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date and Redemption and Repayment Date the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or any Redemption or Repayment Date, as the case may be. On each Interest Payment Date (other than at Maturity or any Redemption or Repayment Date), interest payments shall be made to DTC in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (either as issuer or as Paying Agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                                  Withholding Taxes.  The amount of any
                                  taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Rate Setting and
Posting: The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Offers: Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.

Preparation
of Pricing
Supplement:                       If any offer to purchase a Book-Entry Note is
                                  accepted by or on behalf of the Company, the Company will prepare a pricing supplement
                                  (a "Pricing Supplement") reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Commission via EDGAR in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the offer (the "Presenting
                                  Agent") to the address specified in Schedule I to the Agreement. The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of the Note.

                                  In each instance that a Pricing
                                  Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.


Settlement:                       The receipt by the Company of immediately
                                  available funds in payment for a
                                  Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute
                                  "settlement" with respect to such Book-Entry
                                  Note. All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement
Procedures:                       Settlement Procedures with regard to each
                                  Book-Entry Note sold by the Company
                                  through an Agent, as agent, shall be as
                                  follows:

                                  A.       The Presenting Agent will
                                           advise the Company by telephone
                                           of the following settlement
                                           information:

                                           1.      Principal amount.

                                           2.      Stated Maturity.

                                           3.      In the case of a Fixed Rate
                                                   Book-Entry Note, the
                                                   interest rate, or, in the
                                                   case of Floating Rate
                                                   Book-Entry Note, the initial
                                                   interest rate (if known at
                                                   such time), Base Rate, Index
                                                   Maturity, Interest Reset
                                                   Period, Interest Reset Dates,
                                                   Spread or Spread Multiplier
                                                   (if any), minimum interest
                                                   rate (if any), maximum
                                                   interest rate (if any),
                                                   Interest Payment Period,
                                                   Interest Payment Dates and
                                                   Regular Record Dates or, in
                                                   the case of Indexed
                                                   Book-Entry Notes, the
                                                   Denominated Currency, Indexed
                                                   Currency, Face Amount, Base
                                                   Exchange Rate, Determination
                                                   Agent and the Reference
                                                   Dealers.

                                           4.      Redemption and repayment
                                                   provisions, if any.

                                           5.      Settlement date.

                                           6.      Price.

                                           7.      Presenting Agent's
                                                   commission, determined
                                                   as provided in Schedule I to
                                                   the Agency Agreement.

                                           8.      Whether the Note is issued
                                                   at an original issue
                                                   discount and, if so, the
                                                   total amount of OID, the
                                                   yield to maturity and the
                                                   initial accrued period OID.

                                  B.       The Company will assign a CUSIP
                                           number to the Global Security
                                           representing such Book-Entry Note and
                                           then advise the Trustee by telephone
                                           (confirmed in writing at any time on
                                           the same date) or electronic
                                           transmission of the information set
                                           forth in Settlement Procedure "A"
                                           above, such CUSIP number
                                           and the name of the Presenting
                                           Agent. The Company will also notify
                                           the Presenting Agent of such CUSIP
                                           number by telephone as soon as
                                           practicable.  Each such communication
                                           by the Company shall constitute a
                                           representation and warranty by the
                                           Company to the Trustee and each Agent
                                           that (i) such Note is then, and at
                                           the time of issuance and sale thereof
                                           will be, duly authorized for issuance
                                           and sale by the Company, (ii) such
                                           Note, and the Global Security
                                           representing such Note, will conform
                                           with the terms of the Indenture
                                           pursuant to which such Note and
                                           Global Security are issued and (iii)
                                           upon authentication and delivery of
                                           such Global Security, the aggregate
                                           initial offering price of all Notes
                                           issued under the Indenture will not
                                           exceed $650,000,000 or the equivalent
                                           thereof in one or more currencies
                                           (except for Securities represented
                                           by, authenticated and delivered in
                                           exchange for and in lieu of
                                           Securities pursuant to Section 2.08,
                                           2.09, 2.12, 3.06 or 9.05 of the
                                           Indenture).

                                  C.       The Trustee will enter a
                                           pending deposit message through
                                           DTC's Participant Terminal System,
                                           providing the following settlement
                                           information to DTC (which shall route
                                           such information to Standard & Poor's
                                           Corporation) and the Presenting
                                           Agent:

                                           1.      The information set forth in
                                                   Settlement Procedure "A".

                                           2.      Identification as a Fixed
                                                   Rate Book-Entry Note, a
                                                   Floating Rate Book-Entry Note
                                                   or an Indexed Book-Entry
                                                   Note.

                                           3.      Initial Interest Payment
                                                   Date for such Book-Entry
                                                   Note, number of days by which
                                                   such date succeeds the
                                                   related Regular Record Date
                                                   (which, in the case of
                                                   Floating Rate Notes which
                                                   reset daily or weekly, shall
                                                   be the date five calendar
                                                   days immediately preceding
                                                   the applicable Interest
                                                   Payment Date and in the
                                                   case of all other Notes
                                                   shall be the Regular Record
                                                   Date as defined in the Note)
                                                   and amount of interest
                                                   payable on such Interest
                                                   Payment Date.

                                           4.      The Interest Payment Period.

                                           5.      CUSIP number of the Global
                                                   Security representing
                                                   such Book-Entry Note.

                                           6.      Whether such Global Security
                                                   will represent any other
                                                   Book-Entry Note (to the
                                                   extent known at such time).

                                  D.       To the extent the Company has not
                                           already done so, the Company
                                           will deliver to the Trustee a Global
                                           Security in a form that has been
                                           approved by the Company, the Agents
                                           and the Trustee.

                                  E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                                  F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                                  G.       The Trustee will enter an SDFS
                                           deliver order through DTC's
                                           Participant Terminal System
                                           instructing DTC to (i) debit such
                                           Book-Entry Note to the Trustee's
                                           participant account and credit such
                                           Book-Entry Note to the Presenting
                                           Agent's participant account and (ii)
                                           debit the Presenting Agent's
                                           settlement account and credit the
                                           Trustee's settlement account for an
                                           amount equal to the price of such
                                           Book-Entry Note less the Presenting
                                           Agent's commission.  The entry of
                                           such a deliver order shall constitute
                                           a representation and warranty by the
                                           Trustee to DTC that (i) the Global
                                           Security representing such Book-Entry
                                           Note has been issued and
                                           authenticated and (ii) the Trustee is
                                           holding such Global Security pursuant
                                           to the Medium-Term Note Certificate
                                           Agreement between the Trustee and
                                           DTC.

                                  H.       The Presenting Agent will enter an
                                           SDFS deliver order through DTC's
                                           Participant Terminal System
                                           instructing DTC (i) to debit such
                                           Book-Entry Note to the Presenting
                                           Agent's participant account and
                                           credit such Book-Entry Note to the
                                           participant accounts of the
                                           Participants with respect to such
                                           Book-Entry Note and (ii) to debit the
                                           settlement accounts of such
                                           Participants and credit the
                                           settlement account of the Presenting
                                           Agent for an amount equal to the
                                           price of such Book-Entry Note.

                                  I.       Transfers of funds in accordance
                                           with SDFS deliver orders
                                           described in Settlement Procedures
                                           "G" and "H" will be settled in
                                           accordance with SDFS operating
                                           procedures in effect on the
                                           settlement date.

                                  J. The Trustee will wire transfer to or credit the account of the
                                           Company maintained at The Chase
                                           Manhattan Bank (National
                                           Association), in funds available for
                                           immediate use, in the amount
                                           transferred to the Trustee in
                                           accordance with Settlement Procedure
                                           "G."

                                  K.       The Presenting Agent will confirm
                                           the purchase of such Book-Entry
                                           Note to the purchaser either by
                                           transmitting to the Participants with
                                           respect to such Book-Entry Note a
                                           confirmation order or orders through
                                           DTC's institutional delivery system
                                           or by mailing a written confirmation
                                           to such purchaser.

Settlement
Procedures
Timetable:                        For orders of Book-Entry Notes solicited by
                                  an Agent, as agent, and accepted by the
                                  Company for settlement on the first Business
                                  Day after the sale date, Settlement Procedures
                                  "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


                                  Settlement
                                  Procedure        Time
                                  ---------        ----



                                           A       11:00 A.M. on the date on
                                                   which an offer to
                                                   purchase has been accepted
                                                   (the "sale date")
                                           B       12:00 Noon on the sale date
                                           C       2:00 P.M. on the sale date
                                           D       3:00 P.M. on the day before
                                                   settlement
                                           E       9:00 A.M. on settlement date
                                           F       10:00 A.M. on settlement date
                                           G-H     2:00 P.M. on settlement date
                                           I       4:45 P.M. on settlement date
                                           J-K     5:00 P.M. on settlement date



                                  If a sale is to be settled more than one
                                  Business Day after the sale date, Settlement
                                  Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                  If settlement of a Book-Entry Note is
                                  rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to
Settle:                           If the Trustee fails to enter an SDFS
                                  deliver order with respect to a
                                  Book-Entry Note pursuant to Settlement
                                  Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture, make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                                  If the purchase price for any Book-Entry
                                  Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                                  Notwithstanding the foregoing, upon any
                                  failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. If it is necessary for the Trustee to return funds to DTC by reason of any failure to settle with respect to any Book-Entry Note, the Company shall pay to the Trustee funds immediately available to the Trustee on the date of failure, and the Trustee is hereby instructed to withdraw said funds from an account maintained by the Company at The Chase Manhattan Bank (National Association). The Trustee shall give the Company notice of said withdrawal one hour prior thereto or such lesser time prior thereto as is practicable under the circumstances. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E" for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedures For
Rate Changes:                     When the Company has determined to change the
                                  interest rates of Notes being offered,
                                  it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only "indications of interest" may be recorded. The Company will file with the Commission, in accordance with the applicable paragraph of Rule 424(b) under the Act, a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Suspension of
Solicitation;
Amendment or
Supplement:                       Subject to the Company's representations,
                                  warranties and covenants contained in
                                  the Agency Agreement, the Company may instruct each Agent to suspend solicitation of purchases of Book-Entry Notes at any time.
                                  Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed. If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) filed by the Company with the Commission with respect to the Notes or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish it with the proposed amendment or supplement and with any such certificates and opinions as are required, all consistent with the Company's obligations under the Agency
                                  Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b). The Company will, consistent with such obligations, promptly advise each Agent and the Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of
Prospectus:                       A copy of the Prospectus and Pricing
                                  Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note or payment for such Book-Entry
                                  Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it.
                                  The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an agent).

Confirmation:                     For each offer to purchase a Book-Entry Note
                                  solicited by any Agent and accepted by
                                  or on behalf of the Company, the Presenting
                                  Agent will issue a confirmation to the
                                  purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

           PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:                         Each Certificated Note will be dated and
                                  issued as of the date of its
                                  authentication by the Trustee.  Each
                                  Certificated Note will bear an Original Issue
                                  Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor
                                  Certificated Note, regardless of the date of authentication of such subsequently issued
                                  Certificated Note.

Registration:                     Certificated Notes will be issued only in
                                  fully registered form without coupons.

Transfers and
Exchanges:                        A Certificated Note may be presented for
                                  transfer or exchange at the corporate
                                  trust office of the Trustee. Certificated
                                  Notes will be exchangeable for other
                                  Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:                       Each Certificated Note will mature on a date
                                  not less than nine months from the
                                  settlement date for such note.  A Floating
                                  Rate Book-Entry Note will mature only on an Interest Payment Date for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date.

Denominations:                    Certificated Notes denominated in U.S.
                                  dollars will be issued in denominations
                                  of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:                         General.  Interest, if any, on each
                                  Certificated Note will accrue from the
                                  original issue date of such Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus (as defined in the Agency Agreement) and Pricing Supplement relating to such Note.

                                  Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Certificated Notes which reset daily or weekly, interest payments will include accrued interest to but excluding the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                                  Regular Record Dates.  The Regular
                                  Record Dates with respect to any Interest
                                  Payment Date shall be the date fifteen
                                  calendar days immediately preceding such
                                  Interest Payment Date, whether or not such date is a Business Day.

                                  Interest Payment Date on Fixed Rate
                                  Certificated Notes.  Unless otherwise
                                  specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on June 15 and December 15 of each year and at Maturity or upon earlier redemption or repayment; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date; provided, further, that if any Interest Payment Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                                  Interest Payment Date on Floating Rate
                                  Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except that in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of
Interest:                         Fixed Rate Certificated Notes.  Interest on
                                  Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months. (Examples of interest calculations are as follows: August

                                  15, 1990 to February 15, 1991, equals 6
                                  months and 0 days or 180 days; the interest payable equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from September 17, 1990 to February 15, 1991 equals 4 months and 28 days, or 148 days; the interest payable equals 148/360 times the annual rate of interest times principal amount of the Note.) Notwithstanding the foregoing, in the case of any Fixed Rate Certificated Note issued on the thirty-first day of a month, the interest calculation shall include such thirty-first day.

                                  Floating Rate Certificated Notes.
                                  Interest rates on Floating Rate Certificated
                                  Notes will be determined as set forth in the form of Notes. The Company and the Trustee will confirm the amount of the initial interest payment due on any Floating Rate Certificated Note for which the initial Interest Period is shorter or longer than the Index Maturity. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:                         The Trustee will pay the principal amount of
                                  each Certificated Note at Maturity or
                                  upon earlier redemption or repayment upon presentation of such Note to the Trustee.
                                  Such payment, together with payment of
                                  interest due at Maturity or upon earlier redemption or repayment of such Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Note. Certificated Notes presented to the Trustee at Maturity or upon earlier redemption or repayment for payment will be cancelled by the Trustee in accordance with the terms of the Indenture and delivered to the Company.
                                  All interest payments on a Certificated Note
                                  (other than interest due at Maturity or upon earlier redemption or repayment) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity or upon earlier redemption or repayment will be payable to the Person to whom the payment of principal is payable. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law. If any Interest Payment Date for or the Maturity or redemption or repayment date of a Certificated Note is not a Business
                                  Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment
                                  Date or Maturity or redemption or repayment date, as the case may be.

Procedure for
Rate Setting and
Posting: The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Certificated Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Certificated Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Offers: Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all offers to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate such Note.

Preparation of
Pricing
Supplement:                       If any offer to purchase a Certificated Note
                                  is accepted by or on behalf of the
                                  Company, the Company will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to have such Pricing Supplement filed with the Commission via EDGAR in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the
                                  "Presenting Agent") to the address specified in Schedule I to the Agreement. The
                                  Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

                                  In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                       The receipt by the Company of immediately
                                  available funds in exchange for an
                                  authenticated Certificated Note delivered to the Presenting Agent and such Presenting
                                  Agent's delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute
                                  "settlement." All orders accepted by the Company will be settled on the fifth Business
                                  Day following the date of sale of such
                                  Certificated Note pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the purchaser agree to settlement on a later date which shall be no earlier than the next Business Day following the date of sale.

Settlement
Procedures:                       Settlement Procedures with regard to each
                                  Certificated Note sold by the Company
                                  through an Agent, as agent, shall be as
                                  follows:

                                  A. The Presenting Agent will advise the Company by telephone of the following settlement information, in time for the Trustee to prepare and authenticate the required Note:

                                           1.      Name in which such
                                                   Certificated Note is to
                                                   be registered ("Registered
                                                   Owner").

                                           2.      Address of the Registered
                                                   Owner and address for
                                                   payment of principal and
                                                   interest.

                                           3.      Taxpayer identification
                                                   number of the Registered
                                                   Owner (if available).

                                           4.      Principal amount.

                                           5.      Stated Maturity.

                                           6.      In the case of a Fixed Rate
                                                   Certificated Note, the
                                                   interest rate or, in the case
                                                   of a Floating Rate
                                                   Certificated Note, the
                                                   initial interest rate (if
                                                   known at such time), Base
                                                   Rate, Index Maturity,
                                                   Interest Reset Period,
                                                   Interest Reset Dates, Spread
                                                   or Spread Multiplier (if
                                                   any), minimum interest rate
                                                   (if any), maximum interest
                                                   rate (if any), Interest
                                                   Payment Period, Interest
                                                   Payment Dates and Regular
                                                   Record Dates or, in the case
                                                   of Indexed Certificated
                                                   Notes, the Denominated
                                                   Currency, Indexed Currency,
                                                   Face Amount, Base Exchange
                                                   Rate, Determination Agent and
                                                   Reference Dealers.

                                           7.      Specified Currency and
                                                   whether the option to
                                                   elect payment in a Specified
                                                   Currency applies and if
                                                   the Specified Currency
                                                   is not U.S. dollars, the
                                                   authorized denominations.

                                           8.      Redemption, repayment or
                                                   extension provisions, if any.

                                           9.      Settlement date.

                                           10.     Price (including currency).

                                           11.     Presenting Agent's
                                                   commission, determined
                                                   as provided in Schedule I to
                                                   the Agency Agreement.

                                           12.     Whether such Certificated
                                                   Note is issued at an
                                                   original issue discount, and,
                                                   if so, the total amount of
                                                   OID, the yield to maturity
                                                   and the initial accrual
                                                   period OID.

                                  B.       The Company will advise the Trustee
                                           by telephone (confirmed in
                                           writing at any time on the sale date)
                                           or electronic transmission of the
                                           information set forth in Settlement
                                           Procedure "A" above and the name of
                                           the Presenting Agent.  Each such
                                           communication by the Company shall
                                           constitute a representation and
                                           warranty by the Company to the
                                           Trustee and each Agent that (i) such
                                           Note is then, and at the time of
                                           issuance and sale thereof will be,
                                           duly authorized for issuance and sale
                                           by the Company, (ii) such Note will
                                           conform with the terms of the
                                           Indenture and (iii) upon
                                           authentication and delivery of such
                                           Note, the aggregate initial offering
                                           price of all Notes issued under the
                                           Indenture will not exceed
                                           $650,000,000 or the equivalent
                                           thereof in other currencies (except
                                           for securities represented by
                                           securities authenticated and
                                           delivered in exchange for or in lieu
                                           of securities pursuant to Section
                                           2.08, 2.09, 2.12, 3.06 or 9.05 of any
                                           Indenture).

                                  C.       The Company will deliver to
                                           the  Trustee a pre-printed four-ply
                                           packet for such Certificated Note,
                                           which packet will
                                           contain the following documents in
                                           forms that have been approved by
                                           the Company, the Agents and the
                                           Trustee:

                                           1.      Certificated Note with
                                                   customer confirmation.

                                           2.      Stub One - For Trustee.

                                           3.      Stub Two - For Agent (to the
                                                   address specified in
                                                   Schedule I to the Agreement).

                                           4.      Stub Three - For the Company.

                                  D.       The Trustee will complete such
                                           Certificated Note and
                                           authenticate such Certificated Note
                                           and deliver it (with the
                                           confirmation) and Stubs One and Two
                                           to the Presenting Agent, all in
                                           accordance with the written
                                           directions (or oral instructions
                                           confirmed in writing on the next
                                           Business Day) of the Company, and the
                                           Presenting Agent will acknowledge
                                           receipt of the Note by stamping or
                                           otherwise marking Stub One and
                                           returning it to the Trustee.  Such
                                           delivery will be made only against
                                           such acknowledgment of receipt and
                                           evidence that instructions have been
                                           given by the Presenting Agent for
                                           payment to the account of the Company
                                           at The Chase Manhattan Bank (National
                                           Association), in funds available for
                                           immediate use, of an amount equal to
                                           the price of such Note less the
                                           Presenting Agent's commission.  In
                                           the event that the instructions given
                                           by the Presenting Agent for payment
                                           to the account of the Company are
                                           revoked, the Company will as promptly
                                           as possible wire transfer to the
                                           account of the Presenting Agent an
                                           amount of immediately available funds
                                           equal to the amount of such payment
                                           made.

                                  E.       The Presenting Agent will deliver
                                           such Certificated Note (with the
                                           confirmation) to the customer against
                                           payment in immediately payable
                                           funds. The Presenting Agent will
                                           obtain the
                                           acknowledgement of receipt of
                                           such Certificated Note by retaining
                                           Stub Two.

                                  F.       The Trustee will send Stub Three to
                                           the Company by first-class mail.

Settlement
Procedures
Timetable:                        For offers of Certificated Notes solicited by
                                  an Agent, as agent, and accepted by the
                                  Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:



                                           Settlement
                                           Procedure        Time:
                                           ---------        -----

                                           A                1:00 P.M. on day before settlement date
                                           B                3:00 P.M. on day before settlement date
                                           C-D              2:15 P.M. on settlement date
                                           E                3:00 P.M. on settlement date
                                           F                5:00 P.M. on settlement date


Failure to Settle:                If a purchaser fails to accept delivery of
                                  and make payment for any Certificated
                                  Note, the Presenting Agent will notify the Company and the Trustee by telephone and return such Certificated Note to the Trustee.
                                  Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of the Company in respect of such Certificated
                                  Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency
                                  Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture, make appropriate entries in the Trustee's records and send such Note to the Company.

Procedure for
Rate Changes:                     When the Company has determined to change the
                                  interest rates of Certificated Notes
                                  being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only
                                  "indications of interest" may be recorded.
                                  The Company will file with the Commission, in accordance with the applicable paragraph of Rule 424(b) under the Act, a Pricing
                                  Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Suspension of
Solicitation;
Amendments or
Supplement:                       Subject to the Company's representations,
                                  warranties and covenants contained in
                                  the Agency Agreement, the Company may instruct each Agent to suspend solicitation of purchases of Certificated Notes at any time.
                                  Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed. If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) filed by the Company with the Commission with respect to the Notes or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish it with the proposed amendment or supplement, all consistent with the Company's obligations under the Agency Agreement.
                                  Subject to the provisions of the Agency
                                  Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule
                                  424(b). The Company will, consistent with such obligations, promptly advise each Agent and the Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus as in effect at the time of the suspension, together with the appropriate
                                  Pricing Supplement, may be delivered in
                                  connection with the settlement of such
                                  orders. The Company will have the sole
                                  responsibility for such decision and for any arrangements that may be made in the event the Company determines that such orders may not be settled or that copies of such Prospectus and Pricing Supplement may not be so delivered.

Delivery of
Prospectus:                       A copy of the Prospectus and Pricing
                                  Supplement relating to a Certificated
                                  Note must accompany or precede the earlier of any written offer of such Note, delivery of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by an Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it. The Company will make such delivery if such Certificated
                                  Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:                     For each offer to purchase a Certificated
                                  Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting
                                  Agent will issue a confirmation to the
                                  purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

         PART III: ADMINISTRATIVE PROCEDURES FOR BOTH BOOK-ENTRY AND CERTIFICATED NOTES

Trustee Not to
Risk Funds:                       Nothing herein shall be deemed to require the
                                  Trustee to risk or expend its own funds
                                  in connection with any payment to the Company, or any Agent or the purchaser, it being understood by all parties that payments made by the Trustee to either the Company or any Agent shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:                       The Company will cause the Trustee to furnish
                                  each Agent from time to time with the
                                  specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate
                                  Notes, but each Agent will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note. The
                                  Company will furnish the Trustee from time to time with the specimen signatures of persons who have been authorized by the Company to sign Company Orders.

Payment of
Expenses:                         Each Agent shall forward to the Company, from
                                  time to time (but not more often than
                                  monthly), a statement of the out-of-pocket expenses incurred by such Agent during that time which are reimbursable to it pursuant to the terms of the Agency Agreement. The
                                  Company will remit payment promptly to such Agent.

Advertising Costs:                The Company will determine with each Agent
                                  the amount of advertising that may be
                                  appropriate in soliciting offers to purchase the Notes. Advertising expenses will be paid by the Company.


Periodic Statements
from the Trustee:                 Periodically, the Trustee will send to the
                                  Company a statement setting forth the
                                  principal amount of Book-Entry Notes
                                  Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes which the Company has advised, but which have not yet been settled.

                                                                       EXHIBIT B


                  General American Transportation Corporation

                          Medium-Term Notes, Series E

                  Due from 9 Months or More from Date of Issue

                                TERMS AGREEMENT

                                                           ____________ __, 19__

General American Transportation Corporation
500 West Monroe Street
Chicago, Illinois 60661-3676

Attention: Treasurer

                 Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated February __, 1994, among Salomon Brothers Inc, Morgan Stanley & Co. Incorporated and you (the "Agreement"), the undersigned agrees to purchase the following Notes of General American Transportation Corporation:

         Aggregate Principal Amount:

         Currency or Currency Unit:

         Interest Rate or Method of Determining:

         Date of Maturity:

         Interest Payment Dates:

         Regular Record Dates:

         Purchase Price:              ____% of Principal Amount [plus accrued
                                      interest from ___________, 19__]

         Purchase Date and Time:

         Place for Delivery of Notes
                 and Payment Therefor:

         Method of Payment:

         Modification, if any, in the
         requirements to deliver the
         documents specified in Section
         6(b) of the Agreement:

         Period during which additional
         Notes may not be sold pursuant
         to Section 4(m) of the Agreement:       The period from the signing
                                                 of this Terms Agreement
                                                 through the closing hereunder.
                                                 [Specify if different period
                                                 is agreed upon.]


         Other Terms:

[Additional Information Application
to Offers to Purchase Original
Issue Discount Notes:

         Total amount of OID:

         Yield to Maturity:

         Initial Accrual Period OID:]

                                                  [Name]

                                                  By:___________________________

                                                  Its:_________________________]


                                                  [Name]


                                                  By:___________________________

                                                  Its:_________________________]

Accepted:

General American Transportation
  Corporation

By:___________________________

Its:__________________________





                                      -2-